UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 27, 2005

American Superconductor Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19672	04-2959321
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Technology Drive, Westborough, MA	01581
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 836-4200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 27, 2005, the Board of Directors of American Superconductor Corporation (the “Company”) appointed Terry Winter, the Company’s current Executive Vice President, Advanced Grid Solutions, as Chief Operating Officer of the Company. The press release issued in connection with Mr. Winter’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Following is the additional information required by Item 5.02(c) of Form 8-K with respect to the appointment of Mr. Winter as the Company’s principal operating officer:

Mr. Winter, 63, joined the Company in September 2004, where he was primarily responsible for accelerating the adoption of advanced reactive power compensation solutions in transmission grids for the Company. Before joining the Company, Mr. Winter most recently was president and CEO of the California Independent System Operator (ISO), a not-for-profit public benefit corporation charged with managing the flow of electricity along California’s open-market wholesale power grid, a position he assumed in March 1999. Prior to that Mr. Winter was the California ISO’s chief operating officer from August 1997 to March 1999. He assisted in developing operations and oversaw the integration of the transmission systems of Southern California Edison, Pacific Gas & Electric, and San Diego Gas & Electric when the California ISO assumed control of the state’s open market transmission grid in 1998. Mr. Winter is a member of the boards of Trans-Elect, North America’s first independent transmission company, and the Consortium for Electric Reliability Technology Solutions (CERTS) and was a member of the North American Electric Reliability Council analysis team that reviewed the August 16, 2003 blackout and provided technical recommendations for transmission grid and operating procedure improvements. Mr. Winter was formerly the Division Manager of San Diego Gas & Electric’s power operations. His 21-year career with SDG&E focused on power operations, transmission engineering and project management. Prior to his tenure with SDG&E he worked on electrical transmission and distribution engineering for Arizona’s Salt River Project for 10 years. Mr. Winter served in the United States Army as a test officer on the Nike-X Anti-Ballistic Missile System at White Sands Missile Range in New Mexico. He remained active in the Army Reserves, attaining the rank of Colonel prior to his retirement from the Reserves in 1995. Mr. Winter holds professional engineering licenses in both California and Arizona and a private pilot license. Raised in Idaho, Mr. Winter graduated from the University of Idaho with a Bachelor of Science degree in Electrical Engineering.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

99.1	Press release issued by the Company on July 28, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION

Date: July 28, 2005	By:	/s/ Gregory J. Yurek
Gregory J. Yurek Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by American Superconductor Corporation on July 28, 2005.